As filed with the Securities and Exchange Commission on April 11, 2000
                                                 Registration No. 333-33748

                            SECURITIES AND EXCHANGE COMMISSION



                           POST EFFECTIVE AMENDMENT NO. ONE
                                         TO
                                       FORM S-3
                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              OUTBACK STEAKHOUSE, INC.
                  (Exact name of registrant as specified in its charter)


                 Delaware                            59-3061413
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
     of incorporation or organization)



                            2202 North Westshore Blvd., 5th FL
                                Tampa, Florida 33607
                            Telephone:  (813) 282-1225
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                          ROBERT S. MERRITT, SR. VICE PRESIDENT
                              Outback Steakhouse, Inc.
                           2202 North Westshore Blvd., 5th FL
                              Tampa, Florida 33607
                            Telephone:  (813) 282-1225
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPY TO:
                              JOHN M. GHERLEIN, ESQ.
                                Baker & Hostetler
                         1900 East 9th Street, Suite 3200
                           Cleveland, Ohio 44114-3435
                           Telephone:  (216) 861-7398







                                  OUTBACK STEAKHOUSE, INC.






           Outback Steakhouse, Inc. (the "Company") hereby deregisters 16,384 shares of Common Stock of the Company. An aggregate of 564,000 shares were registered for sale on behalf of certain stockholders of the Company. As of the close of business of May 27, 2000, the offering was terminated and a total of 547,616 shares of Common Stock were sold by the selling stockholders.


                                       SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. One to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 30th day of May, 2000.

                                       OUTBACK STEAKHOUSE, INC.



                                       By:  /s/ Joseph J. Kadow
                                           JOSEPH J. KADOW, Attorney-in-Fact


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


[CAPTION]

Name                    Title                        Date
[C]                     [C]                          [C]
/s/ <FN1>
Chris T. Sullivan       Chairman, Chief Executive    May 30, 2000
                        Officer, and Director
                        (Principal Executive Officer)

/s/ <FN1>
Robert S. Merritt       Senior Vice President, Chief May 30, 2000
                        Financial Officer, Treasurer,
                        and Director (Principal
                        Financial Officer, and
                        Principal Accounting Officer)

/s/ <FN1>
Robert D. Basham        President, Chief Operating   May 30, 2000
                        Officer, and Director

/s/ <FN1>
J. Timothy Gannon       Senior Vice President        May 30, 2000
                        and Director

/s/ <FN1>
Paul E. Avery           Director                     May 30, 2000

/s/ <FN1>
Edward L. Flom          Director                     May 30, 2000

/s/ <FN1>
John A. Brabson, Jr.    Director                     May 30, 2000


/s/ <FN1>
Charles H. Bridges      Director                     May 30, 2000

/s/ <FN1>
W. R. Carey, Jr.        Director                     May 30, 2000

/s/ <FN1>
Lee Roy Selmon          Director                     May 30, 2000

/s/ <FN1>
Nancy Schneid           Director                     May 30, 2000

/s/ <FN1>
Debbi Fields            Director                     May 30, 2000

/s/ <FN1>
Toby S. Wilt            Director                     May 30, 2000


<FOOTNOTES>

<FN1>                             By: /s/ Joseph J. Kadow, Attorney-in-Fact
                                      JOSEPH J. KADOW, Attorney-in-Fact